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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sterling K. Ainsworth and Gordon H. Link, Jr., and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign an annual report on Form 10K for the year ending December 31, 1996 and the associated 1997 Proxy to be filed with the Securities and Exchange Commission (the "Commission"), and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Date:  March 31, 1997        /s/ Sterling K. Ainsworth
                             Sterling K. Ainsworth


Date:  March 31, 1997        /s/ Leonard P. Shaykin
                             Leonard P. Shaykin


Date:  March 31, 1997        /s/ Gordon H. Link, Jr.
                             Gordon H. Link, Jr.


Date:  March 31, 1997        /s/ E. Garrett Bewkes, Jr.
                             E. Garrett Bewkes, Jr.


Date:  March 31, 1997        /s/ Phillip Frost
                             Phillip Frost


Date:  March 31, 1997        /s/ Richard C. Pfenniger, Jr.
                             Richard C. Pfenniger, Jr.


Date:  March 31, 1997        /s/ Patricia A. Pilia
                             Patricia A. Pilia


Date:  March 31, 1997        /s/ Vaughn D. Bryson
                             Vaughn D. Bryson


Date:  March 31, 1997        /s/ Arthur H. Hayes, Jr.
                             Arthur H. Hayes, Jr.


Date:  March 31, 1997        /s/ Mark B. Hacken
                             Mark B. Hacken
